                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


             Current Report Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 13, 2000
                                                 --------------

                                   Ablest Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


    Delaware                            0-7907                    65-0978462
---------------                      ------------            -------------------
(State or other                      (Commission                (IRS Employer
jurisdiction of                      File Number)            Identification No.)
incorporation)

1901 Ulmerton Road, Suite 300, Clearwater, Florida                       33762
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code  (727) 299-1200
                                                    ----------------------------


--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)











                                Exhibit Index: 2

Item 2:  Acquisition or Disposition of Assets

On March 13, 2000, the Company completed its sale of the C.H. Heist Corp. industrial maintenance businesses. Onyx Industrial Services, Inc. purchased substantially all of the Company's U.S. and Canadian industrial operations, as well as the "C.H. Heist" name. The total sales price, determined through arms-length negotiations, was $19.7 million in cash and approximately $3.0 million in assumed liabilities. Proceeds from the sale will be used primarily to pay down long-term debt and provide working capital for continuing staffing operations.


Item 7:  Financial Statements, Pro Forma Information and Exhibits

(b)      Pro Forma Financial Information:

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fourteen Week Period Ended April 2, 2000 and the Year Ended December 26, 1999 (Unaudited)

The following unaudited pro forma condensed consolidated statements of operations give effect to the Asset Sale and discontinuation of industrial maintenance operations of Ablest Inc. and subsidiaries assuming the Asset Sale and discontinuation of industrial maintenance operations was consummated as of December 28, 1998. The pro forma data reflects an allocation of the purchase price of $10,000,000 to the sale of the common stock of C. H. Heist, Ltd., $10,000,000 to the sale of selective assets of C. H. Heist Corp. and the assumption of certain liabilities of C. H. Heist Corp.

The following unaudited pro forma condensed consolidated statements of operations include pro forma adjustments to the audited consolidated statements of operations contained in the Report on Form 10-K for the year ended December 26, 1999 and to unaudited consolidated statement of operations contained in the Report on Form 10-Q for the fourteen week period ended April 2, 2000, of a recurring nature which give effect to the consummation on or prior to the Closing as if it had occurred on December 28, 1998. The pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated statements of operations and should be read in conjunction with such pro forma condensed consolidated statements of operations. Such pro forma statements should also be read in conjunction with Ablest Inc. and subsidiaries consolidated financial statements and notes set forth in the Report on Form 10-K for the year ended December 26, 1999 and the Report on Form 10-Q for the fourteen week period ended April 2, 2000. Nonrecurring charges resulting directly from the Asset Sale and discontinuation of industrial maintenance operations are excluded from the pro forma condensed consolidated statements of operations.

The following pro forma condensed consolidated statements of operations do not purport to be indicative of the actual results that would have occurred had the transaction been consummated December 28, 1998 or of the future result of operations which will be obtained as a result of the consummation of the transaction.




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                          ABLEST INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS FOR THE FOURTEEN WEEKS ENDING APRIL 2, 2000 - UNAUDITED
                        (In thousands, except share data)


                                                                                 Pro Forma
                                                          Consolidated           Adjustments             Pro Forma
                                                        ---------------         --------------         -------------
Net service revenues                                    $        25,893                                       25,893
Cost of services                                                 20,021                                       20,021
                                                        ---------------         --------------         -------------
           Gross profit                                           5,872                                        5,872
Selling, general and administrative
         expenses                                                 5,663                                        5,663
Amortization of intangible assets                                    92                                           92
                                                        ---------------         --------------         -------------
           Operating income                                         117                                          117
                                                        ---------------         --------------         -------------

Other income (expense):
    Interest expense, net                                          (106)                   106(1)                 --
    Miscellaneous, net                                              128                                          128
                                                        ---------------         --------------         -------------
           Total other income (expense), net                         22                    106                   128
                                                        ---------------         --------------         -------------

           Earnings before income taxes                             139                    106                   245

Income taxes                                                         64                     42(2)                106
                                                        ---------------         --------------         -------------
           Net earnings                                 $            75                     64                   139
                                                        ===============         ==============         =============

Basic and diluted net earnings per share                $           .03                    .02                   .05
                                                        ===============         ==============         =============

1. To reflect the reduction of interest expense incurred as a result of the use of net proceeds to pay off outstanding long-term debt.

2.   To reflect the estimated income tax effects of adjustment(1).








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                          ABLEST INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEAR ENDING DECEMBER 26, 1999 - UNAUDITED
                        (In thousands, except share data)


                                                                                 Pro Forma
                                                          Consolidated           Adjustments             Pro Forma
                                                        ---------------         --------------         -------------
Net service revenues                                    $        98,094                                       98,094
Cost of services                                                 75,885                                       75,885
                                                        ---------------         --------------         -------------
           Gross profit                                          22,209                                       22,209
Selling, general and administrative
         expenses                                                19,873                                       19,873
Amortization of intangible assets                                   724                                          724
Intangible asset impairment                                       5,071                                        5,071
                                                        ---------------         --------------         -------------
           Operating loss                                        (3,459)                                      (3,459)
                                                        ---------------         --------------         -------------

Other income (expense):
    Interest expense, net                                          (599)                   599(1)                 --
    Miscellaneous, net                                              170                                          170
                                                        ---------------         --------------         -------------
           Total other income (expense), net                       (429)                   599                   170
                                                        ---------------         --------------         -------------

           Loss before income taxes                              (3,888)                   599                (3,289)

Income taxes                                                         68                    240(2)                308
                                                        ---------------         --------------         -------------
           Net loss                                     $        (3,956)                   359                (3,597)
                                                        ===============         ==============         =============

Basic and diluted net loss per share                    $         (1.37)                   .12                 (1.25)
                                                        ===============         ==============         =============

1. To reflect the reduction of interest expense incurred as a result of the use of net proceeds to pay off outstanding long-term debt.

2.   To reflect the estimated income tax effects of adjustment(1).






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 26, 2000




                                            Ablest Inc.
                                            ------------------------------------
                                            (Registrant)





                                            /s/ Mark P. Kashmanian
                                            -----------------------------------
                                            Mark P. Kashmanian
                                            Treasurer, Chief Accounting Officer












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